EXHIBIT 10(o)(i)

              Agreement to Resolve Patent Infringement Claims

     This  Agreement  to  Resolve Patent Infringement  Claims  (hereinafter
"Agreement"), shall be effective January 30, 2003 by and between International Business Machines Corporation ("IBM") and Intergraph Corporation, Intergraph Properties Company, Inc., Intergraph Software Technologies Company Inc. and Intergraph Hardware Technologies Inc. (cumulatively "Intergraph").

                                WITNESSETH:

     Whereas, Intergraph previously designed, developed, and manufactured computer hardware products; and

     Whereas, IBM currently develops, manufactures and markets various software products, electronic components (including integrated circuits, circuit boards) and computer systems; and

     Whereas, Intergraph and IBM have been engaged in protracted patent licensing discussions pertaining to certain patented technologies of each company, but now desire to resolve any and all patent infringement claims between the parties, as described herein.

     Now therefore, in an effort to facilitate the execution of more definitive agreements reflecting the 1) sale and assignment of certain patents from IBM to Intergraph, 2) the cross-licensing of other patents, 3) the tender of a balancing payment from IBM to Intergraph and 4) the development of cohesive business relationships between the parties, the parties agree as follows:

A. Patent Cross-License

     In consideration of each party's performance hereunder, the parties are entering, concurrently with this Agreement, into a definitive patent cross-license agreement (the Cross-license). The Cross-license reflects the following terms and provisions:

1. A balancing payment of $10 million dollars, payable by IBM to Intergraph. That said balancing payment reflects the paid-up net present value of the royalty otherwise payable annually over the remaining term of Intergraph's last to expire Clipper patents.

2. That the Cross-license shall not grant any implied license or immunity (either directly or by implication, estoppel or otherwise) to any third parties not otherwise expressly licensed under the Cross-license.

3. That the Cross-license shall not grant a license for products that are produced by IBM or Intergraph as manufacturer on a contract basis as a "foundry" for the manufacture of OEM products, which merely "pass through" the manufacturer for resale by an OEM, except as expressly licensed under the Cross-license.

4. That nothing in this Agreement shall be construed or considered to create any right of sublicense, implied right of license to any third party, or to extend any license other than to the parties to this Agreement, or construed or considered to create any right to either party for "foundry" activities, except as expressly provided under the Cross-license.

5. That the Cross-license may be extended to subsidiaries who elect to enjoy the benefits and incur the obligations hereunder.



B. Sale of Patents

     IBM agrees to execute a recordable patent assignment in substantially the form, and with substantially the same terms and provision as set forth in attached Attachment 1, properly documenting the sale and assignment of all rights, title and interest from IBM to Intergraph Hardware Technologies Company ("IHTC"), to twenty-five US Patents selected by Intergraph from the list set forth in Attachment 2, together with all foreign counterparts, a list of such selected 25 patents to be provided by Intergraph to IBM within 90 days after signing of this Agreement. Further, the parties agree that such assignment shall expressly convey the right for IHTC to collect past damages from the infringement of such patents from third parties, other than those licensed under such patents. IBM agrees to assist and cooperate with IHTC in the filing of the assignments for the assigned IBM patents, and the prosecution of any pending applications and/or further continuation or derivative rights pertaining to the assigned patents.

C. Intergraph Licensing Program Covering US Patents 4899275, 4933835, 5091846, 4860192, and 4884197 (Clipper Patents)

     IBM acknowledges that Intergraph intends to seek payment for patent license agreements from computer system vendors (other than system vendors reselling a Licensed Product as defined in the Cross-license, purchased from IBM) under US Patents 4899275, 4933835, 5091846, 4860192, and 4884197
(the Clipper Patents) . Except as relates to court or government orders or assertions made by Intergraph against IBM customers pertaining to products or services supplied by IBM, either directly or indirectly, IBM agrees not to interfere with any third-party licensing activity of Intergraph with respect to the Clipper Patents, in particular:

1. Not to challenge the validity of the Clipper Patents, nor assist or request any third party to: (i) contest the legality, validity or enforceability of any of the Clipper Patents or Intergraph's ownership of them, (ii) request reexamination, or assist or request any third party to request reexamination of any of the Clipper Patents, or (iii) assert patent exhaustion or any other theory by which the covenant not to sue granted herein extends immunity from suit for infringement of a Clipper Patent to any third party.

2. Not to bring suit, or assist others in bringing suit to challenge Intergraph's position on exhaustion or implied license issues as to the Clipper Patents.

3. Not to assist others with arguments of invalidity, exhaustion or implied license, or other defenses of any type to the Clipper Patents.

4. Not to bring, assist in bringing or participate in any litigation asserting that this Agreement or the Cross-license precludes Intergraph from pursuing license agreements with other computer system vendors for the Clipper patents, except to the extent of the rights granted pursuant to this Agreement and the Cross-license.

D. Intergraph and IBM Business Relations

The parties agree to utilize commercially reasonable efforts to identify common business opportunities, and/or areas for the development of cohesive business relationships between the parties, from which the parties can expand business and revenue opportunities for Intergraph and IBM. IBM agrees to identify appropriate contacts within IBM, whom can work together in good faith with appropriate representatives of Intergraph's Mapping GIS, and Public Safety Divisions, to arrange business, teaming, bidding, reselling, and marketing opportunities between IBM and Intergraph.

E. Releases

The parties further agree that:
1. All actions taken with respect to this Agreement, and/or amounts paid in accordance herewith, are undertaken in consideration of the settlement of patent infringement claims, and are nonrefundable, even if the validity, scope, or enforceability of any Intergraph or IBM patent is subsequently challenged and deemed to be held invalid, of narrower scope, or unenforceable.

2. As additional consideration for resolution of all respective patent infringement claims, but subject to all of the provisions of this Agreement and the Cross-license, the parties shall release, covenant not to sue for, acquit and forever discharge the other from any and all claims or liability for infringement or alleged infringement of any IBM or Intergraph Licensed Patents (as defined in the Cross-license) with respect to performance by the other prior to the Effective Date, of acts, which if performed on or after the Effective Date, would be acts licensed under the Cross-license.

F. Term

This Agreement shall become effective as of the date set forth above and shall continue in effect for a period of nine months from the effective date of this Agreement.

G. Public Announcements

The parties acknowledge that the parties' licensing arrangements may be material corporate events, and that each party shall have the right to make an appropriate filing with the SEC disclosing the material provisions of the parties' licensing terms, redacting terms to the extent permissable. Further, IBM agrees to cooperate with Intergraph in drafting and disseminating of a joint press release announcing the parties' licensing arrangement, subject to the requirements set forth under the Cross-license.

      [the remainder of this page has intentionally been left blank]

H.  Resolution of Conflicts Between Agreements

In the event of a conflict between the terms of this Agreement and the Cross-license, the terms of the Cross-license shall control.


Intergraph   Corporation            International Business Machines Corporation

By  /s/ David Vance Lucas           By    /s/ Gerald Rosenthal
Its  Vice President and 	    Its    Vice President
General Counsel

Intergraph Properties Company, Inc.

By   /s/ David R. Hancock
Its   President


Intergraph Software Technologies Company Inc.
By   /s/ David R. Hancock
Its   President


Intergraph Hardware Technologies Inc.
By   /s/ David R. Hancock
Its   President

                               Attachment 1



                     Agreement Reference Number________________

013003

     PATENT ASSIGNMENT AGREEMENT ("Agreement") with an Agreement Date of January __, 2003, between INTERNATIONAL BUSINESS MACHINES CORPORATION, a New York corporation ("IBM"), and INTERGRAPH CORPORATION, a Delaware corporation ("INTERGRAPH").

     WHEREAS, IBM has the right to assign the "Assigned Patents" as defined below, subject to certain reserved rights, and INTERGRAPH desires to acquire an ownership interest in the Assigned Patents subject to such reservations;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, as well as the parties' entry into the Agreement to Resolve Patent Infringement Claims effective as of January 30, 2003, IBM and INTERGRAPH agree as follows:


Section 1.          Definitions
                    -----------
1.1 "Assigned Patents" shall mean, and be strictly limited to the United States Letters Patents listed in Exhibit A hereto, and all foreign counterparts thereof.

1.2  "Effective Date" shall mean January 1, 2003.

1.3  "Subsidiary" shall mean a corporation, company or other entity:
(a)  more  than  fifty  percent  (50%)  of  whose  outstanding  shares   or
     securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto, or
(b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.
Section  2.     Assignment and Release
		----------------------
2.1 Effective upon the Effective Date, and subject to all rights granted to others thereunder prior to the Effective Date, and subject to IBM's reservation of rights set forth in Section 3, IBM hereby transfers and assigns to INTERGRAPH all of IBM's right, title and interest throughout the world in and to the Assigned Patents.

2.2 INTERGRAPH shall be solely responsible for all actions and all costs whatsoever associated with the perfection of rights, title, and interest in an to the Assigned Patents, provided however, that upon INTERGRAPH's
				----------------
written request, IBM shall deliver copies of any and all papers, shall execute all documents and instruments, and shall do all lawful acts, in each case as may be necessary and at INTERGRAPH's expense, to perfect INTERGRAPH's rights, title, and interest in and to the Assigned Patents.

2.3 INTERGRAPH shall be solely responsible for all actions and all costs whatsoever arising after the Effective Date and associated with prosecuting and maintaining the enforceability of the Assigned Patents.

2.4 No license, immunity, ownership interest, or other right is granted under this Agreement, either directly or by implication, estoppel, or otherwise, except with respect to the Assigned Patents as expressly set forth herein.


Section 3.          Reserved Rights
		    ---------------
3.1 IBM hereby reserves and retains, for the benefit of itself and its Subsidiaries, successors, and assigns, under the Assigned Patents, an irrevocable, nonexclusive, worldwide, fully paid-up right and license to make, have made, use, have used, import, license, offer to sell, sell, lease, and otherwise transfer any product or service, and to authorize others to do any of the foregoing on behalf of IBM and its Subsidiaries. Such reserved license shall include the right to grant fully paid up sublicenses to:
(a)  entities which are now or hereafter, Subsidiaries of IBM;
(b) any third party having a right, as of the Effective Date, to obtain a license from IBM under the Assigned Patents;
(c)  any third party:
          (i) renewing any written agreement with IBM in existence on the Effective Date; or
          (ii) having a written agreement with IBM in existence on the Effective Date and entering into a new agreement with IBM;
     and where, in the case of either (i) or (ii), said existing written agreement grants to such third party any right under the Assigned Patents, provided that any sublicense hereafter granted by IBM to such third party in accordance with this Subsection (c) may extend the duration of, but shall not expand the scope of, any existing rights set forth in said existing written agreement.

The term of such reserved license shall be from the Effective Date until the expiration of the last to expire of the Assigned Patents.

3.2 IBM hereby reserves and retains, for the benefit of itself and its Subsidiaries, successors, and assigns, any and all rights to past, present, and future royalties and other consideration in exchange for rights with respect to the Assigned Patents, arising out of or accruing under agreements between IBM (and/or its Subsidiaries) and third parties existing prior to or on the Effective Date, together with any and all such royalties and other consideration arising out of or accruing under any license or sublicense granted by IBM pursuant to Section 3.1.

Section 4.          Communication
                    -------------
4.1 Notices and other communications shall be sent by facsimile or by registered or certified mail to the following address and shall be effective upon mailing:

For IBM:                           For INTERGRAPH:

Director of Licensing              Intergraph Hardware
IBM Corporation                    Technologies Company Inc.
North Castle Drive, MD-NC119       2325B Renaissance Drive
Armonk, New York 10504-1785        Suite 16
                                   Las Vegas, NV   89119; and
Facsimile: 914-765-4380

4.2 An Agreement Reference Number will be assigned to this Agreement upon execution. This number should be included in all communications, including letters, faxes and e-mail messages.


Section 5.          Miscellaneous
                    -------------
5.1 Both parties agree not to use or refer to this Agreement or any of its provisions in any promotional activity. Furthermore, until January 1, 2008, each party agrees not to disclose the terms and conditions of this Agreement to any third party (other than its Subsidiaries) without the prior written consent of the other party. This obligation is subject to the following exceptions:
(a) disclosure is permissible if required by government or court order, provided the party required to disclose first gives the other prior written notice to enable it to seek a protective order;
(b)  disclosure is permissible if otherwise required by law;
(c) disclosure is permissible if required to enforce rights under this Agreement;
(d)  each  party  may use similar terms and conditions in other agreements;
     and
(e) each party may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, potential acquirers on a need to know basis, and its present or future providers of financing or venture capital.

The nondisclosure obligation shall be satisfied by a party if it treats this Agreement in the same manner as it treats its other similar contracts.

5.2 IBM shall not have any obligation hereunder to institute any action or suit against third parties for infringement of any Assigned Patents or to defend any action or suit brought by a third party which challenges or concerns the validity of any Assigned Patents. IBM shall not have any obligation hereunder to cooperate with or otherwise assist INTERGRAPH with respect to any action or suit against third parties for infringement of any Assigned Patent.

5.3 IBM represents and warrants that it has the full right and power to assign its rights in the Assigned Patents as set forth in Section 2. IBM represents and warrants that as of the Effective Date it continues to own all of its right, title and interest throughout the world in and to the Assigned Patents, subject to all rights granted to others thereunder prior to the Effective Date. IBM MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO ANY INFRINGEMENT OF PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. IBM MAKES NO REPRESENTATION OR WARRANTY REGARDING THE VALIDITY OR ENFORCEABILITY OF THE ASSIGNED PATENTS. IBM MAKES NO OTHER REPRESENTATIONS, WARRANTIES, OR COVENANTS, EXPRESS OR IMPLIED, NOR SHALL IBM HAVE ANY LIABILITY, IN RESPECT OF ANY INFRINGEMENT OF PATENT OR OTHER RIGHTS OF THIRD PARTIES DUE TO INTERGRAPH'S ACTS OR OMISSIONS WITH RESPECT TO THE RIGHTS HEREIN GRANTED.

5.4 This Agreement shall not be binding upon the parties until it has been signed hereinbelow by or on behalf of each party. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed as aforesaid.

5.5 If any section of this Agreement is found by competent authority to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such section in every other respect and the remainder of this Agreement shall continue in effect so long as the Agreement still expresses the intent of the parties. However, if the intent of the parties cannot be preserved, this Agreement shall be either renegotiated or terminated.

5.6 This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the law of the State of New York, USA, as such law applies to contracts signed and fully performed in such State.

5.7 The headings of sections are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      This Agreement and its Exhibit A embodies the entire understanding of the parties with respect to the Assigned Patents, and replaces any prior oral or written communications between them.

Agreed to:                              Agreed to:
INTERGRAPH CORPORATION             INTERNATIONAL BUSINESS
                                   MACHINES CORPORATION

By:_____________________           By:_____________________
Name: __________________                Gerald Rosenthal
Title: _________________                Vice President

Date:___________________           Date:___________________

                                 EXHIBIT A

                             ASSIGNED PATENTS
                             ----------------

Patent (or      Date Issued or  Inventors
Patent          Date Patent
Application)    Application
Number          Filed












                             END OF EXHIBIT A

                               Attachment 2

US5995598: Phone line LAN
Issued/Filed:  Nov. 30, 1999 / Feb. 10, 1997

US5418817: Adaptive equalization system and method
Issued/Filed:   May 23, 1995 / March 3, 1993

US5033062: Digital modem
Issued/Filed:  July 16, 1991 / May 30, 1989

US5949857: Telephone DTMF signal accessible data processor with calculator program
Issued/Filed:  Sept. 7, 1999 / Dec. 17, 1998

US5436963: Telephone answering method and apparatus
Issued/Filed:  July 25, 1995 / Jan. 19, 1995

US5428678: Telephone calling method and apparatus
Issued/Filed:  June 27, 1995 / Dec. 30, 1992

US5442691: Method and apparatus for call routing in switched digital networks using call control tables.
Issued/Filed:  Aug. 15, 1995 / Nov. 23, 1993

US5974130: Transparent call discrimination (TCD) method and apparatus Issued/Filed: Oct. 26, 1999 / Sept. 23, 1997

US5938731: Exchanging synchronous data link control (SDLC) frames to adjust speed of data transfer between a client and server
Issued/Filed:  Aug. 17, 1999 / June 23, 1997

US5896372: Method and apparatus for creating virtual high bandwidth data channels
Issued/Filed:  April 20, 1999 / Feb. 20, 1997

US5420867: ISDN call processing
Issued/Filed:  May 30, 1995 / Nov. 23, 1993

US5461631: Method for bit resynchronization of code-constrained sequences Issued/Filed: Oct. 24, 1995 / Dec. 15, 1992

US5422893: Maintaining information from a damaged frame by the receiver in a communication link
Issued/Filed:  June 6, 1995 / Aug. 4, 1994

US5036514: Apparatus and method for isolating and predicting errors in a local area network
Issued/Filed:  July 30, 1991 / Nov. 9, 1989

US5450416: Apparatus and method for testing multifunction communications networks
Issued/Filed:  Sept. 12, 1995 / Aug. 25, 1992

US5388097: System and method for bandwidth reservation for multimedia traffic in communication networks
Issued/Filed:  Feb. 7, 1995 / June 29, 1993

US5388223: 1-bit token ring arbitration architecture
Issued/Filed:  Feb. 7, 1995 / Sept. 5, 1991

US5036514: Apparatus and method for isolating and predicting errors in a local area network
Issued/Filed July 30, 1991 / Nov. 9, 1989

US5442629: Token ring speed detector
Aug. 15, 1995 / Feb. 24, 1994

US5956348: Method and apparatus for reconstructing LAN frames following transfer through an asynchronous transfer mode system
Issued/Filed:  Sept. 21, 1999 / April 8, 1997

US5870628: Adaptor for receiving and processing asynchronous transfer mode cells within a computer network
Issued/Filed:  Feb. 9, 1999 / June 11, 1996

US5459725: Reliable multicasting over spanning trees in packet communications networks
Issued/Filed:  Oct. 17, 1995 / March 22, 1994

US5933414: Method to control jitter in high-speed packet-switched networks Issued/Filed: Aug. 3, 1999 / Oct. 29, 1996

US5063562: Flow control for high speed networks
Issued/Filed:  Nov. 5, 1991 / May 23, 1990

US5867533: Digital delta mode carrier sense for a wireless LAN
Issued/Filed:  Feb. 2, 1999 / Aug. 14, 1996

US5392401: Switching system for simultaneously transferring data between data processing units
Issued/Filed:  Feb. 21, 1995 / Jan. 21, 1993

US5477536: Method and system for routing information between nodes in a communication network
Issued/Filed:  Dec. 19, 1995 / Dec. 7, 1993

US5023873: Method and apparatus for communication link management
Issued/Filed: June 11, 1991 / June 15, 1989

US5461611: Quality of service management for source routing multimedia packet networks
Issued/Filed: Oct. 24, 1995 / June 7, 1994

US5875329: Intelligent batching of distributed messages
Issued/Filed: Feb. 23, 1999 / Dec. 22, 1995

US5031117: Prioritization scheme for enhancing the display of ray traced images
Filed:     February 13, 1990
Issued:  July 9, 1991


US5070534: Simplified CAD parametric macroinstruction capability including variational geometrics feature
Filed:    October 17, 1998
Issued:  December 3, 1991

US5995114: Applying numerical approximation to general graph drawing
Filed:    September 10, 1997
Issued:  November 30, 1999

US5889514: Method and system for a multimedia application development sequence editor using spacer tools
Filed:    March 29, 1996
Issued:  March 30, 1999

US5459831: Method for selecting graphical objects in quadrants with a cursor
Filed:    October 6, 1994
Issued:  October 17, 1995
US5388205: Apparatus and method of encoding control data in a computer graphics system
Filed:    April 4, 1994
Issued:  February 7, 1995

US5452412: High performance rasterization engine
Filed:    August 19, 1993
Issued:  September 19, 1995

US5870095: Z buffer initialize and update method for pixel block
Filed:    August 19, 1993
Issued:  February 9, 1999

US5469275: Method and apparatus for grayscale adjustment
Filed:    August 4, 1992
Issued:  November 21, 1995

US6025827: Digital image capture control
Filed:    March 31, 1997
Issued:  February 15, 2000

US5872555: Method and apparatus for customizing colors in a data processing system
Filed:    October 24, 1996
Issued:  February 16, 1999

US5883629: Recursive and anisotropic method and article of manufacture for generating a balanced computer representation of an object
Filed:    June 28, 1996
Issued:  March 16, 1999

US5452411: System and method for generating graphics objects constrained by previously generated graphics objects
Filed:    November 22, 1994
Issued:  September 19, 1995

US5956041: Method and device for volume rendering using concentric spherical slicing isosurfaces
Filed:    January 18, 1990
Issued:  August 20, 1991

US5041912: Averaging array for CCD imagers
Filed:    December 15, 1992
Issued:  September 21, 1999

US6002809: Digital image processor for image scaling
Filed:    June 23, 1994
Issued:  December 14, 1999

US5923334: Polyhedral environment map utilizing a triangular data structure
Filed:    September 27, 1996
Issued:  July 13, 1999

US5878407: Storage of a graph
Filed:    December 17, 1996
Issued:  March 2, 1999
US5408540: Character slant recognition in a word image
Filed:    August 5, 1993
Issued:  April 18, 1995

US5457775: High performance triangle interpolator
Filed:    September 15, 1993
Issued:  October 10, 1995

US5936629: Accelerated single source 3D lighting mechanism
Filed:    November 20, 1996
Issued:  August 10, 1999

US5418893: Method of digitally processing images
Filed:    March 8, 1994
Issued:  April 23, 1995

US5936633: Rendering method and apparatus, and method and apparatus for smoothing intensity-value
Filed:    July 23, 1997
Issued:  August 10, 1999

US5406070: Method and apparatus for scanning an object and correcting image data using concurrently generated illumination data
Filed:    December 16, 1993
Issued:  April 11, 1995

US5963654: Apparatus and method for monitoring performance of an image capture device
Filed:    April 24, 1997
Issued:  October 5, 1999

US5434933: Image processing
Filed:    November 3, 1993
Issued:  July 18, 1995

US5946212: Method of allocating work in capacity planning
Filed:    July 28, 1997
Issued:  August 31, 1999